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                                                                    Exhibit 8(h)

                              BlackRock Funds(SM)
                               Appendix C to the
                        Transfer Agency Agreement dated
                             as of October 4, 1989

     The Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar and dividend disbursing agent with respect to Shares, par value $.001 per Share, of the Portfolios listed below and the Transfer Agent is willing to furnish such services.

     The Portfolios are as follows:
     .    Money Market Portfolio
     .    U.S Treasury Money Market Portfolio
     .    Municipal Money Market Portfolio
     .    Large Cap Growth Equity Portfolio
     .    Balanced Portfolio
     .    Managed Income Portfolio
     .    International Equity Portfolio
     .    Tax-Free Income Portfolio
     .    Ohio Municipal Money Market Portfolio
     .    Pennsylvania Municipal Money Market Portfolio
     .    Intermediate Government Bond Portfolio
     .    Ohio Tax-Free Income Portfolio
     .    Pennsylvania Tax-Free Income Portfolio
     .    Large Cap Value Equity Portfolio
     .    Index Equity Portfolio
     .    Small Cap Value Equity Portfolio
     .    North Carolina Municipal Money Market Portfolio
     .    Low Duration Bond Portfolio
     .    Intermediate Bond Portfolio
     .    Small Cap Growth Equity Portfolio
     .    Select Equity Portfolio
     .    Government Income Portfolio
     .    International Emerging Markets Portfolio
     .    International Bond Portfolio
     .    Virginia Municipal Money Market Portfolio
     .    New Jersey Municipal Money Market Portfolio
     .    New Jersey Tax-Free Income Portfolio
     .    Core Bond Portfolio
     .    Multi-Sector Mortgage Securities Portfolio III
     .    Mid-Cap Value Equity Portfolio
     .    Mid-Cap Growth Equity Portfolio
     .    BlackRock Strategic Portfolio I
     .    BlackRock Strategic Portfolio II
     .    International Small Cap Equity Portfolio
     .    Micro-Cap Equity Portfolio
     .    GNMA Portfolio
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     .    Delaware Tax-Free Income Portfolio
     .    Kentucky Tax-Free Income Portfolio
     .    High Yield Bond Portfolio
     .    Multi-Sector Mortgage Securities Portfolio IV
     .    Global Science & Technology Portfolio
     .    European Equity Portfolio
     .    Asia Pacific Equity Portfolio


     The Fund and the Transfer Agent agree that the Transfer Agent shall provide the services contemplated by the Transfer Agency Agreement with respect to (i) the Institutional Class of Shares of each of the BlackRock Strategic Portfolio I, BlackRock Strategic Portfolio II, Multi-Sector Mortgage Securities Portfolio III and Multi-Sector Mortgage Securities Portfolio IV, (ii) the Institutional, Service, Investor A, Investor B and Investor C Classes of Shares of each other Portfolio listed above, (iii) the BlackRock Class of Shares of each of the Core Bond, Low Duration Bond, Intermediate Bond, High Yield Bond and Select Equity Portfolios and (iv) the Hilliard Lyons Class of Shares of each of the Money Market and Municipal Money Market Portfolios.


Release.  "BlackRock Funds" and "Trustees of BlackRock Funds" refer respectively
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to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.



Agreed to and accepted as of May 10, 2000.

BlackRock Funds(SM)

By:_____________________________


PFPC Inc.

By:_____________________________